As filed with the Securities and Exchange Commission on April 6, 2022

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SONIM TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-3336783
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6500 River Place Blvd.

Building 7, Suite 250

Austin, TX 78730

(Address of principal executive offices) (Zip code)

Sonim Technologies, Inc. 2019 Equity Incentive Plan

(Full title of the plan)

Robert Tirva

President, Chief Financial Officer and Chief Operating Officer

6500 River Place Blvd.

Building 7, Suite 250

Austin, TX 78730

(650) 378-8100

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

COPY TO:

C. Brophy Christensen

O’Melveny & Myers LLP

Two Embarcadero Center, 28th Floor

San Francisco, CA 94111

(415) 984-8700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by Sonim Technologies, Inc., a Delaware corporation (“Registrant”), relating to 1,571,995 shares of its common stock, $0.001 par value (the “Common Stock”), issuable to eligible employees, directors and consultants of Registrant and its affiliates under Registrant’s 2019 Equity Incentive Plan (the “2019 Plan”). Registrant’s Form S-8 Registration Statements filed with the U.S. Securities and Exchange Commission on May 14, 2019 and June 9, 2020 (File Nos. 333-231457 and 333-239033, respectively) (the “Prior Form S-8s”) relating to the 2019 Plan are each incorporated by reference herein.

PART II

Item 3.	Incorporation of Certain Documents by Reference

Pursuant to General Instruction E to Form S-8, the contents of the Prior Form S-8s filed by the Registrant with the SEC are incorporated by reference herein. In addition, the following documents filed by the Registrant are incorporated by reference into this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K (the “Form 10-K”) for the year ended December 31, 2021, filed with the SEC on March 21, 2022 (File No. 001-38907);

(b)

The Registrant’s Current Reports on Form 8-K filed with the SEC on February  7, 2022, and February 18, 2022 (File No. 001-38907, and in each case only as to the information “filed” with the SEC thereunder for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and not as to information “furnished” thereunder);

(c)

The description of the Registrant’s common stock which is contained in the registration statement on Form 8-A filed on May 9, 2019 (File No. 001-38907) under the Exchange Act, including any amendment or report filed for the purpose of updating such description, including Exhibit 4.4 of the Form 10-K; and

(d)

All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits

EXHIBIT INDEX

Exhibit Number	Description	Schedule Form	File Number	Incorporated by Exhibit Reference	Filing Date	Filed Herewith

4.1	Amended and Restated Certificate of Incorporation of the Registrant.	8-K	001-38907	3.1	May 17, 2019

4.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Registrant.	8-K	001-38907	3.1	September 15, 2021

4.3	Amended and Restated Bylaws of the Registrant.	S-1	001-38907	3.2	May 17, 2019

4.4	Form of Common Stock Certificate of the Registrant.	S-1/A	333-230887	4.1	April 29, 2019

5.1	Opinion of O’Melveny & Myers LLP.					X

23.1	Consent of Moss Adams LLP, independent registered public accounting firm.					X

23.2	Consent of O’Melveny & Myers LLP (included in Exhibit 5.1).					X

24.1	Power of Attorney (reference is made to the signature page hereto).					X

99.1	2019 Equity Incentive Plan (as amended).	8-K	001-38907	10.1	October 1, 2020

107	Filing Fee Table					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on April 6, 2022.

SONIM TECHNOLOGIES, INC.

By:	/s/ Robert Tirva
Robert Tirva
President, Chief Financial Officer and Chief Operating Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert Tirva, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert Tirva Robert Tirva	President, Chief Financial Officer and Chief Operating Officer (Principal Executive Officer, Duly Authorized Officer, Principal Financial Officer)	April 6, 2022

/s/ John Kneuer John Kneuer	Director	April 6, 2022

Signature	Title	Date

/s/ Alan Howe Alan Howe	Director	April 6, 2022

/s/ Mike Mulica Mike Mulica	Director	April 6, 2022

/s/ Susan G. Swenson Susan G. Swenson	Director	April 6, 2022